                                                                  Exhibit 99.B16

                     KEY MUTUAL FUNDS
                     TOTAL RETURN


                     SBSF CONVERTIBLE SECURITIES FUND







AVERAGE TOTAL RETURN
--------------------

T = ((ERV/P) to the power of (1/N)) - 1

WHERE:       T =   TOTAL RETURN

             ERV = REDEEMABLE VALUE AT THE END
                   OF THE PERIOD OF A HYPOTHETICAL
                   $1,000 INVESTMENT MADE AT THE
                   BEGINNING OF THE PERIOD.

             P =   A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

             N =   NUMBER OF YEARS
EXAMPLE:

  SINCE INCEPTION: (   04/14/88 TO     11/30/96 ):
                   ((  2,699.98 /1,000 to the power of (1/(  3153 /365))-1) =      12.19%
  1 YEAR           (   11/30/95 TO     11/30/96 ):
                   ((  1,202.75 /1,000 to the power of (1/(  365 /365))-1)  =      20.28%
  5 YEAR           (   11/30/91 TO     11/30/96 ):
                   ((  1,885.64 /1,000 to the power of (1/( 1825 /365))-1)  =      13.53%

                     KEY MUTUAL FUND
                     TOTAL RETURN


                     SBSF CAPITAL GROWTH FUND





AVERAGE ANNUAL TOTAL RETURN
---------------------------

T = ((ERV/P) to the power of (1/N)) - 1

WHERE:       T =   TOTAL RETURN

             ERV = REDEEMABLE VALUE AT THE END
                   OF THE PERIOD OF A HYPOTHETICAL
                   $1,000 INVESTMENT MADE AT THE
                   BEGINNING OF THE PERIOD.

             P =   A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

             N =   NUMBER OF YEARS
EXAMPLE:

  SINCE INCEPTION: (   11/01/93 TO     11/30/96 ):
                   ((  1,280.57 /1,000 to the power of (1/( 1126 /365))-1)  =       8.35%
  1 YEAR           (   11/30/95 TO     11/30/96 ):
                   ((  1,042.15 /1,000 to the power of (1/(   365 /365))-1) =       4.22%



                     KEY MUTUAL FUNDS
                     TOTAL RETURN


                     SBSF FUND





AVERAGE ANNUAL TOTAL RETURN
------------------------------

T = ((ERV/P) to the power of (1/N)) - 1

WHERE:       T =   TOTAL RETURN

             ERV = REDEEMABLE VALUE AT THE END
                   OF THE PERIOD OF A HYPOTHETICAL
                   $1,000 INVESTMENT MADE AT THE
                   BEGINNING OF THE PERIOD.

             P =   A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

             N =   NUMBER OF YEARS
EXAMPLE:

  SINCE INCEPTION: (   10/17/83 TO     11/30/96 ):
                   ((  5,328.36 /1,000 to the power of (1/(  4794 /365))-1) =      13.58%
  1 YEAR           (   11/30/95 TO     11/30/96 ):
                   ((  1,236.95 /1,000 to the power of (1/(  365 /365))-1)  =      23.69%
  5 YEAR           (   11/30/91 TO     11/30/96 ):
                   ((  2,045.15 /1,000 to the power of (1/( 1825 /365))-1)  =      15.38%
 10 YEAR           (   11/30/86 TO     11/30/96 ):
                   ((  3,348.96 /1,000 to the power of (1/(  3650 /365))-1) =      12.85%

                     KEY MUTUAL FUNDS
                     EXHIBIT 16
                     YIELD COMPUTATION SCHEDULE
                     KEY MONEY MARKET FUND

                                                      7 DAY YIELD CALCULATION
                                                      -----------------------
Base period                                                      7 Days
Beginning Account Balance - 1 share at $1.00                  1.000000000
Dividend Declaration                                          -----------
   NOVEMBER   1
   NOVEMBER   2
   NOVEMBER   3
   NOVEMBER   4
   NOVEMBER   5
   NOVEMBER   6
   NOVEMBER   7
   NOVEMBER   8
   NOVEMBER   9
   NOVEMBER  10
   NOVEMBER  11
   NOVEMBER  12
   NOVEMBER  13
   NOVEMBER  14
   NOVEMBER  15
   NOVEMBER  16
   NOVEMBER  17
   NOVEMBER  18
   NOVEMBER  19
   NOVEMBER  20
   NOVEMBER  21
   NOVEMBER  22
   NOVEMBER  23
   NOVEMBER  24                                                0.000127389
   NOVEMBER  25                                                0.000127731
   NOVEMBER  26                                                0.000127791
   NOVEMBER  27                                                0.000128055
   NOVEMBER  28                                                0.000128055
   NOVEMBER  29                                                0.000127821
   NOVEMBER  30                                                0.000127821

Less: Deductions from Shareholders Accounts                    0.000000000
                                                               -----------
Base period return                                             0.000894663
                                                               -----------
Ending Account Balance                                         1.000894663
Less: Beginning Account Balance                                1.000000000
                                                               -----------
Difference                                                     0.000894663

Base Period Return
  (Difference/Beginning Account Balance)                       0.000894663

Yield Quotation
   (Base Period Return 365/Base Period)                               4.67%

Effective Yield Quotation
    [(Base Period Return +1)
    to the power of 365/Base Period] - 1                              4.78%

The quotations were computed based on the seven days ending
November 30, 1996.

                            KEY MUTUAL FUNDS
                            EXHIBIT 16
                            30-DAY S.E.C. YIELD CALCULATIONS
                            SBSF Convertible Securities Fund


                                                           (a-b)
                                                      --------------
          30-Day S.E.C. Yield Equation=      2 *{[(        (cd)      +1) to the sixth power]-1}  =


          WHERE    a =    Dividends and interest earned during the period

                   b =    Expenses accrued for the period (net of reimbursements)

                   c = The average daily number of shares outstanding during the period that were entitled to receive dividends

                   d =    The offering price (without CDSC) or the maximum redemption price
                           (with CDSC) per share on the last day of the period




                                      (    400,905.18 -  92,830.41 )
                           =    2 *{[( ----------------------------- +1) to the sixth power]-1} =          4.57%
                                      ( 6,029,606.029 *      13.55 )


                  The performance was computed based on the thirty day period ending November 30, 1996


                            KEY MUTUAL FUNDS
                            EXHIBIT 16
                            30-DAY S.E.C. YIELD CALCULATIONS
                            SBSF Fund


                                                           (a-b)
                                                      -------------
          30-Day S.E.C. Yield Equation=      2 *{[(        (cd)      +1) to the sixth power]-1}  =


          WHERE    a =    Dividends and interest earned during the period

                   b =    Expenses accrued for the period (net of reimbursements)

                   c = The average daily number of shares outstanding during the period that were entitled to receive dividends

                   d =    The offering price (without CDSC) or the maximum redemption price
                           (with CDSC) per share on the last day of the period







                                      (    142,227.00 - 148,902.03 )
                           =    2 *{[( ----------------------------  +1) to the sixth power]-1} =         -0.07%
                                      ( 6,200,179.155 *      19.26 )


                  The performance was computed based on the thirty day period ending November 30, 1996
